Exhibit 10.21

Addendum to the MANITOWOC COMPANY, INC.
OMNIBUS INCENTIVE PLAN and RESTRICTED STOCK UNIT AWARD AGREEMENT for Restricted Stock Units and Performance Shares Awards made to Participants in France

This Addendum applies to Restricted Stock Units and/or Performance Shares granted to French Participants as of 2020.

The Plan and the Agreement are restated as follows:

Part I: French Addendum to the 2013 Omnibus Incentive Plan

1.	Purpose

1.1	Purpose

The Manitowoc Company Inc. 2013 Omnibus Incentive Plan (the “Plan”) was adopted by the Board of Manitowoc (the “Company”) on February 26, 2013 and approved by the shareholders of the Company on May 7, 2013 for the benefit of officers, employees and directors of the Company and its Affiliates, including its French subsidiary(ies).

Section 15 of the Plan authorizes the Board or the Committee to approve supplements to, or amendments, restatements or alternative version of the Plan. Therefore, the Board has approved this Addendum which sets out the terms and conditions governing Qualified Free Shares made under the Manitowoc Company 2013 Omnibus Incentive Plan to eligible Participants, tax residents in France, or otherwise selected by the Board for participation under this Addendum.

This Addendum contains the term of “Qualified Free Shares Awards” which exclusively refer to the award of Restricted Stock Units and/or Performance Shares, paid in Shares, granted in accordance with Section 8 of the Plan as amended and restated in the Addendum. For the avoidance of doubt these rules have been set in order to comply with the meaning of:

•	Articles L 225-197-1 to L 225-197-6 of the French Commercial Code for legal purposes;
•	Article 80 quaterdecies of the French General Tax Code for tax purposes in its drafting resulting from Article 61 of the Law n° 2016-1917 dated December 29, 2016 for finance for 2017;
•	Articles L. 242-1 6° and L.137-13 of the French Social Security Code for social security purposes.

Consequently, the terms “Qualified Free Shares”, “Qualified Free Shares Awards” and “Award” herein shall be construed and interpreted accordingly.

The present French Addendum is not applicable to awards paid in cash, and to awards of and/or Restricted Stock, Performance Units, Stock-Options or Stock Appreciation Rights. Consequently, dispositions of the Plan applicable to these are not applicable to Awards made further to the present Addendum.

The adoption of this Addendum and corresponding modifications of the Plan comes within the spirit of section 15. The provisions of the Addendum shall not modify the number of Restricted Stock Units and/or Performance Shares initially awarded.

The Plan administration and related transfers of shares shall be managed by any transfer agent and plan administrator duly authorized by the Board.

For purposes of any Restricted Stock Units and/or Performance Shares granted under the Addendum, the terms of the Plan should be deemed implemented by reference to this Schedule. If no specific provision of this Schedule applies, the terms of the Award Agreement apply.

1.2	Definitions

(a)	In Section 19(b) of the Plan, the definition of “Affiliate” is amended as follows:

“Affiliate” means the following for the purpose of determining the company in which Eligible participant may be retained for the award of Restricted Stock Units and/or Performance Shares:

-	Those companies in which the Company holds, directly or indirectly, at least 10% (ten) of the voting rights or equity;
-	Those companies which hold, directly or indirectly, at least 10% (ten) of the voting rights or equity in the Company;
-

Those companies of which at least 50% (fifty) of the equity or voting rights are held, directly or indirectly, by a company which itself holds, directly or indirectly, at least 50% (fifty) of the equity of the Company.

(b)	Section 19(t) of the Plan, the definition of “Performance Shares” is amended as follows:

Performance Shares are subject to (i) a risk of forfeiture during the Vesting Period for Performance Shares as described in Section 8.2 (ii) of this Addendum and, if applicable, (ii) restrictions on transfer during the Share Sale Restriction Period, if any, as described in Section 8.3 of this Addendum, as determined by the Committee.

(c)	Section 19(y) of the Plan, the definition of “Restricted Stock Units” is amended as follows:

“Restricted Stock Units”, referring to additional incentive awards granted under the Restricted Stock Unit Award Agreement means a conditional right to receive Shares that are subject to (i) a risk of forfeiture during the Vesting Period for Restricted Stock Units, as described in Section 8.2 (i) of this Addendum, and (ii) restrictions on transfer during the Share Sale Restriction Period, as described in Section 8.3 of this Addendum, as determined by the Committee.

2.	Administration

2.1	Section 2 “Administration” of the Plan is completed as follows:

Notwithstanding the above, no modification can be made to this Addendum which is disadvantageous to the Participants or which is in contradiction to the French Commercial Code and French Tax Code provisions, unless the modification is the result of a new law or regulation or any other obligatory disposition or ruling applied to the Company or any other Affiliated Company, having legal, fiscal or social implications.

The terms of this Addendum shall be interpreted in accordance with the relevant provisions set forth by French tax and social laws, as well as the regulations issued by the French tax and social administrations.

3.	Eligibility

3.1	Section 3 of the Plan « Eligibility » is completed as follows:

Notwithstanding the above, Participants who are eligible to be granted Qualified Free Shares shall consist exclusively of employees with a valid employment contract (“contrat de travail”) at Grant Date, and/or Corporate Officers with or without an employment contract, such as listed below, of the Company or of the French Affiliate(s):

-	“Président du Conseil d’Administration” (Chairman of the Board);
-	“Directeur Général” (Managing Director) ;
-	“Directeurs Généraux Délégués“ (Delegated Managing Directors) ;
-	Members of the “Directoire” (Executive Directors);
-	“Gérant” of a “Société par Actions” (“Manager of a Joint Stock Company”);
-	“Président" (if a private individual) of a “Société par Actions Simplifiée”.

For the avoidance of doubt, officers and Directors of the Company, or of French Affiliate(s), are eligible Participants if they have a valid employment contract with one of these entities, or if they are one of the Corporate Officers listed above. No Qualified Free Shares can be granted under this Addendum to non-employee members of the “Conseil d’Administration” (the Board), consultants and advisors.

An Award may not be made to employees and/or Corporate Officers holding more that 10% of the issued share capital in the Company or who, after having received Shares under an Award granted hereunder, would hold more than 10% of the issued share capital in the Company.

4.	Type of Awards; Assistance to Participants

The present Addendum does not amend this Section.

5.	Shares Reserved under this Plan

5.1	Section 5 (a) “Plan Reserve” is completed as follows:

Shares of the Company to be delivered under the Plan may be market repurchased shares (already existing shares) or newly issued shares.

For awards granted over already existing shares, corresponding shares shall be repurchased by the Company at least one day before the applicable Vesting Date.

Shares acquired by the Participant as a result of the vesting of the Award shall be registered in the name of the Participant or be identifiable. They will be registered in the Company’s books in an individual account via the transfer agent. The Participants shall have the voting and dividends rights attached to the shares as of the date he/she becomes the holder of record of such common stock.

5.2	Section 5 (d) of the Plan “Participant Limitations” is completed as follows:

Notwithstanding the provisions of the Plan, the total number of Shares that may be granted to the Participants under this Addendum shall not exceed 10% of the granting Company’s share capital at Grant Date. The unvested Awards and the Shares no longer subject to the Share Sale Restriction Period shall not be taken into account in order to determine the threshold of 10% of the granting Company’s share capital at Grant Date.

6.	Options

Section 6 of the Plan does not apply to Awards made under this Addendum.

7.	Stock Appreciations Rights

Section 7 of the Plan does not apply to Awards made under this Addendum.

8.	Performance and Stock Awards

8.1	Section 8 (a) of the Plan is amended as follows:

Qualified Free Shares Awards, to be granted under the present Addendum, shall exclusively be settled in Shares.

Notwithstanding any provisions to the contrary, the Participant to whom is granted a Qualified Free Share Award shall have no shareholder rights, including the right to vote or to receive dividends, until the Qualified Frees Share Award is duly vested and the legal ownership of shares is transferred to the Participant.

Once transferred, the Shares are subject to a Share Sale Restriction (please refer to Section 8.3 of the Addendum).

Restricted Stock Units and/or Performance Shares may be granted to eligible Participants, listed in Section 3 of the Addendum, selected by the Committee.

8.2	A new Section 8 (d) “Vesting Period” is added to the Plan rules:

Notwithstanding any other provision of the Plan to the contrary, the Participant shall only be entitled to receive payment of:

(i)	the Restricted Stock Units, once vested, upon Vesting Date, which shall occur:
o	up to one third (1/3rd) on the first (1st) anniversary of the Grant Date,
o	up to one third (1/3rd) on the second (2nd) anniversary of the Grant Date and,
o	up to one third (1/3rd) on the third (3rd) anniversary of the Grant Date,

(the “Vesting Period for Restricted Stock Units”).

(ii)	the Performance Shares, once vested, upon Vesting Date, which shall occur on the third (3rd) anniversary of the Grant Date subject to the achievement of Performance Goals.

(the “Vesting Period for Performance Shares”).

The Vesting Period for Restricted Stock Units and the Vesting Period for Performance Shares are together referred to as the “Vesting Period”.

The Committee reserves the right to modify the Vesting Period in accordance with and to conform with, any amendments to the French Tax Code and/or provisions of the French Commercial Code governing Qualifying Free Share Awards.

While different vesting schedule might be defined in the Award Agreement none of these schedules may have the effect to enable vesting prior vesting completion of the first anniversary of Award Date.

By exception, in case of Participant’s death, the personal representative determined in accordance with the laws of descent and distribution shall be entitled to request the acquisition of the unvested Restricted Stock Units and/or Performance Shares within (6) months following this event.

The Board of Directors has also revolved in his capacity of authorizing these awards that no specific rules would apply for Disability corresponding to the (second) 2nd or (third) 3rd categories of Article L.341-4 of the French Social Security Code1.

Therefore, in case of disability, the Section 13 of the Plan shall prevail.

[1]	For information purposes, please note that :
-	Second category stands for a disabled person unable to perform any professional activity;
-	Third category stands for a disabled person unable to perform any professional activity and requiring third party assistance in order to perform everyday life tasks.

8.3	A new Section 8 (e) “Share Sale Restriction imposed on Shares transferred to Participants” is added to the Plan rules:

As of the Vesting Date, Shares acquired pursuant to the Award after the Vesting Period for Restricted Stock Units on the first (1st) anniversary of the Grant Date (and before the second (2nd) anniversary of the Grant Date) shall be subject to a minimum of one (1) year share sale restriction commencing from the Vesting Date (the “Share Sale Restriction Period”), during which the Shares may not be sold other than in the circumstances set out at paragraphs (ii) and (iii) below. The Vesting Period and the Share Sale Restriction Period shall not be less than two (2) years in total for each Award of Shares. If applicable, the Share Sale Restriction Period will be indicated on the Award Agreement.

If the Participant leaves the employment of the Company, or any Affiliate(s), at any time after the Vesting Date, the Shares acquired shall not be freely transferable before the expiration of the Share Sale Restriction Period, if applicable.

(i)	In addition to the above Share Sale Restriction Period and notwithstanding any provision of the Plan to the contrary, the Shares shall not be sold during the following periods:

Notwithstanding any provision of the Plan to the contrary, the Shares shall not be sold during the following periods:

•	1° Within 30 calendar days prior to the announcement of an interim financial report or annual financial report that the Company shall make public;

•

2° by the members of the board of directors, supervisory board or executive committee or by the General Manager or Deputy General Manager or by a salaried employee having knowledge of a privileged information within the meaning of Article 7 of the EU Regulation n° 596/2014.

•

Any other period resulting from any rule which prevent insider trading provided for by the Security and Exchange Commission (SEC) notably blackout periods, or the “Autorité des Marchés Financiers” (AMF), or any relevant securities law.

(ii)	In case of Participant’s death

Notwithstanding any provision of the Plan and the present Addendum to the contrary, in the event of the Participant’s death, the heirs shall not be subject to the Share Sale Restriction Period, the shares being transferable upon the Participant’s death.

(iii)	In case of Participant’s Disability of second (2nd) or third (3rd) category

By exception, if the Participant ceases his employment within the Company or any Affiliate(s) due to his Disability of second (2nd) or third (3rd) category within the meaning of Article L.341-4 of the French Social Security Code2, the Share Sale Restriction Period as defined in the herein Section shall be accelerated and deemed to have lapsed. The Participant shall dispose immediately of the Shares. Such dispositions shall not constitute a disqualified provision.

For the avoidance of doubt, in any other case of disability, the Section 13 of the Plan shall prevail.

8.4	A new Section 8 (f) “Restrictions for Corporate Officers” is added to the Plan rules:

Upon Grant Date, the Committee may either decide that Corporate Officers shall not sell Shares acquired through a Qualified Free Share Award prior to their removal from office (“révocation en qualité de mandataire social”) or determine the number of Shares which have to be held by Corporate Officers until their removal from office (“révocation en qualité de mandataire social”). The renewal of mandate does not constitute a “removal from office”. A removal from office must be valid pursuant to French laws and regulation.

These restrictions are not applicable to Officers of any French Corporate Affiliates. In the reverse, these restrictions are applicable to the corporate officers of the issuing parent Company.

8.5	A new Section 8 (g) “Lack of consideration” is added to the Plan rules:

The Restricted Stock Units and Performance Shares granted under the Addendum are made at no cost for the Participant. No purchase price shall be determined by the Committee on the date such Award is made.

9.	Annual Incentive Awards

Section 9 of the Plan does not apply to Awards made under this Addendum.

10.	Long-Term Incentive Awards

Section 10 of the Plan does not apply to Awards made under this Addendum.

11.	Dividends Equivalents Units

Section 11 of the Plan does not apply to Awards made under this Addendum.

12.	Other Stock-Based Awards

Section 12 of the Plan does not apply to Awards made under this Addendum.

13.	Effect of Termination on Awards

13.1	Section 13 (b) of the Plan “Death, Disability or Retirement of Participant” is completed as follows:

In case of death or disability of the Participant, all unvested Restricted Stock Units and/or Performance Shares vests immediately.

•

Death: his/her heirs may request, within a period of time not exceeding six (6) months from the date of death, the ownership of the unvested Qualified Free Shares. The Qualified Free Share Award is deemed to vest upon the ownership request date.

14.	Restrictions on Transfer, Encumbrance and Disposition

14.1	Section 14 of the Plan “Restrictions on Transfer, Encumbrance and Disposition” is amended as follows:

The Qualified Free Shares Awards granted under the Plan shall not be transferable during the Participant’s lifetime except in case of Participant’s death. In case of Participant’s death, the Qualified Free Shares Awards may be transferred and acquired by Participant’s legal heirs in accordance with provisions of Section 8 of the Addendum.

[2]	For information purposes, please note that :

-	Second category stands for a disabled person unable to perform any professional activity;
-	Third category stands for a disabled person unable to perform any professional activity and requiring third party assistance in order to perform everyday life tasks.

15.	Termination and Amendment of Plan, Amendment, Modification or Cancellation of Awards

The present Addendum does not amend this Section.

16.	Taxes

16.1	Section 10 of the Plan “Taxes” is amended as follows:

Notwithstanding any provision to the contrary, in particular in Section 5 (b) of the Plan, no Shares may be used prior to the lapse of the Share Sale Restriction (if applicable) to satisfy any social security or tax withholding due for Awards granted further to the present Addendum.

The Company or its Affiliates shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due with respect to Awards granted hereunder or shall have the right to deduct any applicable withholding or other employment taxes due from other compensation income paid to the Participant.

The employer is responsible for withholding employees’ social security charges in the event that they are due. However, the Participants remain responsible for bearing them.

17.	Adjustment Provisions; Change of Control

17.1	Section 17 (a) of the Plan “Adjustments of Shares” is completed as follows:

Upon deciding to proceed to such adjustment, the Committee shall take all the necessary steps to determine the impact of such adjustment on the income tax and social security treatment of Awards made to French Participants and whenever possible, to maintain the tax neutrality of the operation on the treatment of the Award. The Committee shall accordingly inform the Participant concerned.

17.2	Section 17 (c) of the Plan is completed as follows:

Upon occurrence of a Change of Control, the disposition of the Plan rules shall apply to French participants. The Committee, upon discretionary decision, may authorize the acceleration of the Vesting Date (referred to at Section 8.2 of this Addendum) and/or the cancellation of the Share Sale Restriction (referred to at Section 8.3 of this Addendum).

When however, a tax favorable treatment may be available further to French legislation (article
80 bis of the French Tax Code) the Committee, upon discretionary decision, may give the choice to French Participants, but has no obligation to.

When the Company decides to exchange shares with no cash consideration, pursuant to applicable French legal and tax rules and notably, article L.225-197-1 § III of the French Commercial Code (as amended), then the dispositions of the Plan as well as the periods of Vesting and Share Sale Restriction if applicable will remain applicable to shares or rights received in exchange.

18.	Miscellaneous

18.1	Section 18 (a) of the Plan “Other Terms and Conditions” is completed as follows:

Notwithstanding the above, the Participant shall not be entitled to any dividend attached to Shares by reference to a record date preceding the Vesting Date, or accumulated between the Grant Date and the Vesting Date.

Part II: French Addendum to the Restricted Stock Unit Award Agreement

The Compensation Committee of the Board of Directors of the Company (“The Committee”) has authorized the grant of additional incentive Restricted Stock Units to French employees pursuant to the Plan and the French Addendum of the Plan but subject to certain restrictions.

This French Addendum to the Restricted Stock Unit Award Agreement shall be read in line with the terms and conditions of the Plan and the French Addendum of the Plan.

1.	Award of Restricted Stock Unit

The present Addendum does not amend this Section.

2.	Restricted Stock Unit

The present Addendum does not amend this Section.

3.	Settlement of Restricted Stock Unit

3.1	Section 3 of the Award Agreement is completed as follows:

No fractional share of Stock shall be paid in cash to employees in France.

4.	No Rights as a Shareholder

The present Addendum does not amend this Section.

5.	Transferability

5.1	Section 5 of the Award Agreement “Transferability” is completed as follows:

The Restricted Stock Units granted to French Participants on the first (1st) anniversary of the Grant Date shall be subject to a Share Sale Restriction of one (1) year as from the Vesting Date as provided in Section 8.3 of the French Addendum to the Plan. The Vesting Period and the Share Sale Restriction Period shall not be less than two (2) years in total for each Award of Shares.

6.	Recoupment or Claw Back

The present Addendum does not amend this Section.

7.	Withholding tax

7.1	Section 7 (a) of the Award Agreement “Withholding of Tax” is completed as follows:

Restricted Stock Units granted to French Participants cannot be settled in cash.

8.	Interpretation

The present Addendum does not amend this Section.

9.	Successors and Assigns

The present Addendum does not amend this Section.

10.	Amendment or Modification

The present Addendum does not amend this Section.

11.	Governing Law

The present Addendum does not amend this Section.

12.	Counterparts

The present Addendum does not amend this Section.

13.	Unfunded Promise to Pay

The present Addendum does not amend this Section.